UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 15, 2015, Accuray Incorporated (“Accuray” or the “Company”) appointed Kelly Londy, 48, as its Executive Vice President, Chief Operating Officer. Ms. Londy had been serving as the Company’s Executive Vice President, Chief Commercial Officer, since April 2013 and previously served as the Company’s Senior Vice President, Chief Commercial Officer, from October 2011 to April 2013. From August 2009 to September 2011, Ms. Londy served as Vice President and General Manager of Molecular Imaging, at GE Healthcare North America, where she optimized multi-business strategy with a focus on value proposition for improved cost, quality and access to new technologies. From July 2002 to August 2009, Ms. Londy held multiple leadership roles at Philips Healthcare North America, including Vice President and General Manager. Prior to that, from March 1996 to July 2002, she held roles in Marketing, Executive Account Management and as a product specialist in the Magnetic Resonance and Women’s Health businesses at GE Medical Systems. Ms. Londy began her career as a radiographer and manager at the University of Michigan. Ms. Londy holds a degree in Radiologic Technology from Washtenaw College and a B.B.A. from Cleary University where she graduated Summa Cum Laude.

In connection with her appointment, Ms. Londy’s has entered into an amended and restated employment agreement to increase her annual base salary to $425,000. In addition, she has been awarded an additional 70,000 restricted stock units under the Company’s 2007 Equity Incentive Plan and 70,000 market stock units (“MSU”) under the Company’s 2016 MSU Program. Ms. Londy’s target bonus percentage and other employment terms as previously disclosed are not expected to be changed at this time.  A copy of Ms. Londy’s amended and restated employment agreement is filed herewith as Exhibit 10.1.

There are no arrangements or understandings between Ms. Londy and any other persons pursuant to which she was selected as Chief Operating Officer.  There are also no family relationships between Ms. Londy and any director or executive officer of Accuray and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 15, 2015, the Company issued a press release announcing Ms. Londy’s promotion to Executive Vice President and Chief Operating Officer of the Company. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement between Kelly Londy and the Company, dated October 15, 2015.

99.1	Press Release, dated October 15, 2015 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: October 15, 2015	By:	/s/ Kevin Waters
Kevin Waters
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement between Kelly Londy and the Company, dated October 15, 2015.

99.1	Press Release, dated October 15, 2015 issued by the Company